<EX-23.c>
                                                              EXHIBIT 23(c)


                CONSENT OF VORYS, SATER, SEYMOUR AND PEASE


     We hereby consent to the reference to our firm under the caption "Validity of the Debt Securities" in the Registration Statement on Form S-3 and related Prospectus of The Scotts Company and O.M. Scott & Sons Company for the registration of up to $100,000,000 of Debt Securities.



                              VORYS, SATER, SEYMOUR AND PEASE


Columbus, Ohio
June 1, 1994